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                                                                       EXHIBIT 1


                                                             [Execution Version]


                          AMENDMENT TO NOTE AGREEMENTS


         This Amendment to Note Agreements dated as of June 5, 2000 (this "Agreement"), is entered into by Kafus Industries Ltd. f/k/a Kafus Environmental Industries Ltd., a British Columbia corporation (the "Company"), Sundance Assets, L.P., a Delaware limited partnership ("Sundance"), ENA CLO I Holding Company I L.P. ("Holdco"), and ECT Merchant Investments Corp., a Delaware corporation ("ECTMI;" and together with Sundance and Holdco, the "Purchasers"). Reference is made to the Amended and Restated Note Agreement dated as of March 11, 1999 (the "Sundance Note Agreement"), between the Company and Sundance, and to the Amended and Restated Note Agreement dated as of March 11, 1999 (the "ECTMI/Holdco Note Agreement;" and together with the Sundance Note Agreement, the "Note Agreements"), between the Company and ECTMI, certain rights under which have been assigned to Holdco. Capitalized terms used herein but not defined herein shall have the meanings specified by the Note Agreements.

                                  INTRODUCTION

         The Company and ECTMI have agreed that the Company shall issue and sell and ECTMI shall purchase, on the terms and conditions set forth below, the $1,000,000 Convertible Promissory Note (Term Loan D) (the "Term Loan D Note") and the related Warrants for 100,000 shares of common stock of the Company (the "Term Loan D Warrants").

         The Company and the Purchasers have also agreed to amend Section 4.3(b)(vii) of the Note Agreements, allowing certain unsecured subordinated indebtedness in an amount not to exceed U.S. $5,000,000, as previously increased to U.S. $24,000,000 by the verbal consent of the Purchasers, to reflect such consent.

         In consideration of the foregoing, and for other good and valuable consideration, the Company and the Purchasers hereby agree as follows:

Section 1. Amendments to the Sundance Note Agreement.

1.1 The definition of "Notes" contained in the Sundance Note Agreement is hereby amended by deleting the first paragraph of such definition in its entirety and replacing it with the following:

         "Notes" means, with respect to the Purchaser (i) the $10,000,000 Convertible Promissory Note (Term Loan A) dated as of December 31,1998 (the "$10,000,000 Term Loan A Note"), made by the Company and payable to ECT and assigned by ECT to Ponderosa Assets, L.P., an Affiliate of the Purchaser ("Ponderosa"), pursuant to the Assignment dated as of March 1, 1999, between ECT as assignor and Ponderosa, as assignee, and subsequently assigned by Ponderosa to the Purchaser


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         pursuant to the Assignment dated as of March 1, 1999, between Ponderosa as assignor and the Purchaser as assignee, and (ii) the $1,000,000 Convertible Promissory Note (Term Loan D) dated as of June 5, 2000 (the "$1,000,000 Term Loan D Note"), made by the Company and payable to ECTMI, and with respect to the Purchasers, the foregoing instruments together with:

1.2 Section 2 of the Sundance Note Agreement is hereby amended by inserting, in appropriate alphabetical order, the following Section 2.6:

         2.6 $1,000,000 Term Loan D Note. Effective on June 5, 2000, the Company has issued the $1,000,000 Term Loan D Note to ECTMI, in exchange for the commitment of ECTMI to make advances thereunder.

Section 2.        Amendments to the ECTMI/Holdco Note Agreement.

2.1 The definition of "Notes" contained in the ECTMI/Holdco Note Agreement is hereby amended by inserting, in appropriate alphabetical order, the following paragraph (e):

         (e) the $1,000,000 Convertible Promissory Note (Term Loan D) dated as of June 5, 2000 (the "$1,000,000 Term Loan D Note"), made by the Company and payable to the Purchaser.

2.2 The definition of "Registration Rights Agreement" contained in the ECTMI/Holdco Note Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

         "Registration Rights Agreement" means, individually or collectively (a) the Registration Rights Agreement dated as of March 11,1999, between the Company and the Purchaser providing for the registration of the Common Stock issuable upon conversion of the Notes described therein and the exercise of the warrants described therein, and (b) the Registration Rights Agreement dated as of June 5, 2000, between the Company and the Purchaser providing for the registration of the Common Stock issuable upon conversion of the $1,000,000 Term Loan D Note and the exercise of the warrants described therein.

2.3 Section 2 of the Sundance Note Agreement is hereby amended by inserting, in appropriate alphabetical order, the following Section 2.6:

         2.6      $1,000,000 Term Loan D Note.

                  (a) Effective on the date of this Agreement and in exchange for the commitment to advance the loan under the $1,000,000 Term Loan D Note as provided for herein, the Company will issue and sell to the Purchaser and, in reliance upon (i) the representations and warranties of the Company contained herein and in the Warrant Agreement, and in the other Loan Documents and (ii) the agreements of the Company contained in the Release of Claims dated as of even date herewith made by the Company in favor of ECTMI and its Affiliates (which agreement constitutes


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         a "Loan Document" hereunder), Purchaser will purchase from the Company the $1,000,000 Term Loan D Note and the Term Loan D Warrant (as defined in the Warrant Agreement). The allocation of the purchase price of the $1,000,000 Term Loan D Note and the Term Loan D Warrants shall be determined in accordance with Section 2(b) of the Warrant Agreement.

                  (b) Subject to the terms and conditions set forth herein, the Purchaser agrees to advance the face amount of the $1,000,000 Term Loan D Note to the Company on the date of the requested advance. The outstanding principal amount of the $1,000,000 Term Loan D Note may not exceed the face amount of the $1,000,000 Term Loan D Note. The $1,000,000 Term Loan D Note is not revolving; therefore, amounts advanced thereunder may not be reborrowed.

                  (c) The advance of principal under the $1,000,000 Term Loan D Note shall be made by the Purchaser to the Company upon submission of a written borrowing request provided by the Company to the Purchaser by 10:00 a.m., Houston, Texas, time) on the date of the requested advance. The written borrowing request shall certify the use for the proceeds of the advance, state that the conditions precedent for such advance under paragraph (d) below have been satisfied, and be in a form reasonably satisfactory to the Purchaser.

                  (d) The Purchaser's obligation to advance principal under the $1,000,000 Term Loan D Note is subject to the following conditions precedent:

                       (i) The Purchaser shall have received a written borrowing request from the Company in accordance with paragraph (c) above; and

                       (ii) The representations and warranties set forth in the Loan Documents shall be true and correct as of the date of the advance except as otherwise disclosed to the Purchasers in writing.

Section 3.        Amendments to the Note Agreements.

3.1 Section 4.3 (viii) of the Note Agreements is hereby amended by deleting such Section in its entirety and replacing it with the following:

         (vii) Debt in the form of unsecured subordinated indebtedness of the Company for borrowed money that is expressly subordinated on the terms set forth on Schedule I hereto, or on other terms reasonably acceptable to the Majority Purchasers, not to exceed U.S. $24,000,000;

3.2 The Note Agreements are hereby modified by incorporating Schedule I hereto as Schedule I to the Note Agreements.

3.3 Section 5.1 of the Note Agreements is hereby amended by inserting, in appropriate alphabetical order, the following paragraph (h):


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                  (h) The Company shall fail to deliver to ECT Merchant
         Investments Corp., on or before June 16, 2000, all items specifically designated as "post-closing" on the Closing Documents list dated June 5, 2000, each in form and substance satisfactory to the Purchasers.

Section 4. Representations and Warranties. The Company represents and warrants to each Purchaser that upon the effectiveness of this Agreement and the amendment of the Note Agreements as provided for herein, all representations and warranties set forth in the Loan Documents shall be true and correct in all material respects except as otherwise disclosed to the Purchasers in writing.

Section 5.        Effect on Loan Documents.

5.1 Except as amended herein, the Note Agreements and the other Loan Documents remain in full force and effect. The Company further agrees that nothing herein shall act as a waiver of any of the Purchasers' rights under the Loan Documents as amended, including any waiver of any default or event of default, however denominated. The Company must continue to comply with the terms of the Loan Documents, as amended.

5.2 This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the generality of the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a default and event of default for the purposes of all other Loan Documents.

Section 6. Effectiveness. Upon delivery, or waiver thereof by the Purchasers, of all items (other than those specifically designated as "post-closing") listed on the Closing Documents list dated of even date herewith, all of which must be in form and substance satisfactory to the Purchasers, this Agreement shall become effective and the Note Agreements shall be amended as provided herein effective as of the date first set forth above when the Company and the Purchasers shall have duly and validly executed originals of this Agreement, and the Company shall have delivered the same to ECTMI.

Section 7.        Miscellaneous.

7.1 Expenses. The Company shall pay directly or reimburse the Purchasers for all reasonable expenses of the Purchasers, including charges and disbursements of legal counsel for the Purchasers, in connection with the amendment, modification, waiver, or interpretation of this Agreement and the other Loan Documents, and the preservation or enforcement of any rights of the Purchasers hereunder or thereunder, including the expenses of the Purchasers prior to the execution of this Agreement or the other Loan Documents. The provisions of this paragraph shall survive any purported termination of this Agreement that does not expressly reference this paragraph.


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7.2      Incorporation of Terms. The miscellaneous provisions of the Note
         Agreements apply to this Agreement. This Agreement shall be governed by, construed, and enforced in accordance with the laws of British Columbia and the applicable laws of Canada, without regard to its principles of conflicts of law which would select another law. This Agreement may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered by telecopier.

7.3 No Further Agreements. THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.



                            [signature pages follow]


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THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         EXECUTED as of the date first above written.


                                KAFUS INDUSTRIES LTD. f/k/a
                                KAFUS ENVIRONMENTAL INDUSTRIES LTD.


                                By:
                                    --------------------------------------------
                                Name:
                                      ------------------------------------------
                                Title:
                                       -----------------------------------------


                                SUNDANCE ASSETS, L.P.
                                By:  Ponderosa Assets, L.P., its general partner

                                By:  Enron Ponderosa Management Holdings, Inc.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                ECT MERCHANT INVESTMENTS CORP.


                                By:
                                    --------------------------------------------
                                Name:
                                      ------------------------------------------
                                Title:
                                       -----------------------------------------




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                                ENA CLO I HOLDING COMPANY I L.P.

                                By: ENA CLO I Holding Company GP L.L.C., its general partner


                                By:
                                    --------------------------------------------
                                Name:
                                      ------------------------------------------
                                Title:
                                       -----------------------------------------


                                ENRON NORTH AMERICA CORP., as Servicer on behalf of ENA CLO I Holding Company I L.P.


                                By:
                                    --------------------------------------------
                                Name:
                                      ------------------------------------------
                                Title:
                                       -----------------------------------------


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